News Release

U.S. Silica Holdings, Inc. Announces Fourth Quarter and Full Year 2016 Results

•	Fourth quarter revenue of $182.4 million and full year revenue of $559.6 million

•	Net loss for the quarter of $(0.09) per basic share

•	Tons sold in Oil and Gas segment up 29% sequentially

•	Sold 75% of Oil and Gas tons in basin

•	Capital Expenditures for 2017 expected in the range of $125 million to $150 million

Frederick, Md., Feb. 22, 2017 – U.S. Silica Holdings, Inc. (NYSE: SLCA) today announced a net loss of $6.9 million or $(0.09) per basic and diluted share for the fourth quarter ended Dec. 31, 2016 compared with a net loss of $15.3 million or $(0.29) per basic and diluted share for the fourth quarter ended Dec. 31, 2015. The fourth quarter results were negatively impacted by $2.6 million of business development-related expenses, including acquisition-related costs for Sandbox and NBR Sands. Excluding these expenses, net of $1.0 million tax effect, EPS was $(0.07) per basic share for the quarter.

“Despite the many challenges, we made substantial progress in 2016 to make our Company leaner, stronger, more flexible and ultimately easier for customers to do business with, all of which we believe will enable us to further extend our industry-leading positions in both our Oil and Gas and Industrial and Specialty Products segments,’’ said Bryan Shinn, president and chief executive officer. “Looking ahead at 2017, we see strong demand for both sand proppant and last mile logistics in our Oil and Gas business and believe we have the right strategy and are well positioned to capitalize on these favorable market trends. For our Industrial segment, demand in most of our end use markets is anticipated to stay strong and we expect to continue to roll out new, higher margin products to drive bottom line growth,’’ he added.

Full Year 2016 Highlights

Total Company

•	Revenue totaled $559.6 million compared with $643.0 million for the full year of 2015, a decrease of 13%.

•	Net loss of $41.1 million or $(0.63) per basic and diluted share compared with net income of $11.9 million or $0.22 per basic and diluted share for the full year 2015.

•	Overall tons sold were 9.9 million tons, virtually flat compared with 10.0 million tons for the full year 2015.

•	Selling, general and administrative expense for the year totaled $67.7 million compared with $62.8 million for the full year 2015, an increase of 8%.

•	Contribution margin was $90.4 million or 16% of revenue compared with $159.1 million or 25% of revenue for the full year 2015.

•	Adjusted EBITDA was $39.6 million or 7% of revenue compared with $109.5 million or 17% of revenue for the full year 2015.

Fourth Quarter 2016 Highlights

Total Company

•	Revenue totaled $182.4 million compared with $136.1 million for the same period last year, an increase of 34% on a year-over-year basis and an increase of 32% sequentially compared with the third quarter of 2016.

•	Overall tons sold were 2.9 million, up 16% compared with the 2.5 million tons sold in the fourth quarter of 2015 and an increase of 15% sequentially from the third quarter of 2016.

•	Contribution margin for the quarter was $37.5 million, up 69% compared with $22.1 million in the same period of the prior year and an increase of 90% sequentially from the third quarter of 2016.

•	Adjusted EBITDA was $20.7 million, up 92% compared with $10.8 million for the same period last year and an increase of 150% sequentially compared with the third quarter of 2016.

Oil and Gas

•	Revenue for the quarter totaled $137.0 million, an increase of 54% compared with $88.8 million for the same period in 2015 and an increase of 58% sequentially compared with the third quarter of 2016.

•	Tons sold totaled 2.1 million, up 34% compared with 1.6 million tons sold in the fourth quarter of 2015 and an increase of 29% sequentially from the third quarter of 2016.

•	75% of tons were sold in basin compared with 54% in the fourth quarter of 2015 and 65% sold in basin in the third quarter of 2016.

•	Segment contribution margin was $18.5 million, a 166% improvement compared with $7.0 million in the same period of the prior year and a $20.4 million increase sequentially from the third quarter of 2016.

Industrial and Specialty Products

•	Revenue for the quarter totaled $45.4 million compared with $47.3 million for the same period in 2015, a decrease of 4% and a decrease of 11% on a sequential basis from the third quarter of 2016.

•	Tons sold totaled 0.8 million tons, a decrease of 14% on a year-over-year basis and a decrease of 10% on a sequential basis compared with the third quarter of 2016.

•	Segment contribution margin was $19.0 million compared with $15.2 million in the fourth quarter of 2015, an increase of 25% on a year-over-year basis and a decrease of 12% sequentially compared with the third quarter of 2016.

Capital Update

As of Dec. 31, 2016, the Company had $711.2 million in cash and cash equivalents and $46.0 million available under its credit facilities. Total debt at Dec. 31, 2016 was $513.2 million compared with $491.7 million at Dec. 31, 2015. Capital expenditures in the fourth quarter totaled $13.7 million and were associated largely with the Company’s investments in various maintenance, expansion and cost improvement projects.

Outlook and Guidance

Due to the current lack of visibility in its Oil and Gas business, the Company will continue to refrain from providing guidance for Adjusted EBITDA until such time as we can gain more clarity around our customers’ business activity levels and the associated demand for our products. Based on current market conditions, the Company anticipates that its capital expenditures for 2017 will be in the range of $125 million to $150 million.

Conference Call

U.S. Silica will host a conference call for investors tomorrow, Feb. 23, 2017 at 9:00 a.m. Eastern Time to discuss these results. Hosting the call will be Bryan Shinn, president and chief executive officer and Don Merril, executive vice president and chief financial officer. Investors are invited to listen to a live webcast of the conference call by visiting the “Investor Resources” section of the Company’s website at www.ussilica.com. The webcast will be archived for one year. The call can also be accessed live over the telephone by dialing (877) 869-3847 or for international callers, (201) 689-8261. A replay will be available shortly after the call and can be accessed by dialing (877) 660-6853 or for international callers, (201) 612-7415. The conference ID for the replay is 13654614. The replay of the call will be available through March 23, 2017.

About U.S. Silica

U.S. Silica Holdings, Inc., a member of the Russell 2000, is a leading producer of commercial silica used in the oil and gas industry, and in a wide range of industrial applications. Over its 117-year history, U.S. Silica has developed core competencies in mining, processing, logistics and materials science that enable it to produce and cost-effectively deliver 240 products to over 1,200 customers across our end markets. The Company currently operates nine industrial sand production plants, nine oil and gas sand production plants and seven Sandbox distribution centers. The Company is headquartered in Frederick, Maryland and also has offices located in Chicago, Illinois, and Houston, Texas.

Forward-looking Statements

Certain statements in this press release are “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and speak only as of this date. Forward-looking statements made include any statement that does not directly relate to any historical or current fact and may include, but are not limited to, statements regarding U.S. Silica’s growth opportunities, strategy, future financial results, forecasts, projections, plans and capital expenditures, and the commercial silica industry. Forward-looking statements are based on our current expectations and assumptions, which may not prove to be accurate. These statements are not guarantees and are subject to risks, uncertainties and changes in circumstances that are difficult to predict. Many factors could cause actual results to differ materially and adversely from these forward-looking statements. Among these factors are: (1) fluctuations in demand for commercial silica; (2) the cyclical nature of our customers’ businesses; (3) operating risks that are beyond our control; (4) federal, state and local legislative and regulatory initiatives relating to hydraulic fracturing; (5) our ability to implement our capacity expansion plans within our current timetable and budget; (6) loss of, or reduction in, business from our largest customers or failure of our customers to pay amounts due to us; (7) increasing costs or a lack of dependability or availability of transportation services or infrastructure; (8) our substantial indebtedness and pension obligations; (9) our ability to attract and retain key personnel and truckload drivers; (10) silica-related health issues and corresponding litigation; (11) seasonal and severe weather conditions; and (12) extensive and evolving environmental, mining, health and safety, licensing, reclamation, trucking and other regulation (and changes in their enforcement or interpretation). Additional information concerning these and other factors can be found in U.S. Silica’s filings with the Securities and Exchange Commission. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

U.S. SILICA HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended
	December 31, 2016	September 30, 2016	December 31, 2015
	(in thousands, except per share amounts)
Sales	$182,373	$137,748	$136,112
Cost of goods sold (excluding depreciation, depletion and amortization)	148,411	119,426	116,614
Operating expenses
Selling, general and administrative	19,167	18,472	15,682
Depreciation, depletion and amortization	21,194	17,175	16,378

	40,361	35,647	32,060

Operating loss	(6,399)	(17,325)	(12,562)
Other income (expense)
Interest expense	(7,998)	(6,684)	(6,835)
Other income (expense), net, including interest income	867	493	(90)

	(7,131)	(6,191)	(6,925)

Loss before income taxes	(13,530)	(23,516)	(19,487)
Income tax benefit	6,588	12,177	4,167

Net loss	$(6,942)	$(11,339)	$(15,320)

Loss per share:
Basic	$(0.09)	($0.17)	$(0.29)
Diluted	$(0.09)	($0.17)	$(0.29)
Weighted average shares outstanding:
Basic	75,539	66,676	53,323
Diluted	75,539	66,676	53,323
Dividends declared per share	$0.06	$0.06	$0.06

	Year Ended December 31,
	2016	2015
	(in thousands, except per share amounts)
Sales	$559,625	$642,989
Cost of goods sold (excluding depreciation, depletion and amortization)	477,295	495,066
Operating expenses
Selling, general and administrative	67,727	62,777
Depreciation, depletion and amortization	68,134	58,474

	135,861	121,251

Operating income (loss)	(53,531)	26,672
Other income (expense)
Interest expense	(27,972)	(27,283)
Other income, net, including interest income	3,758	728

	(24,214)	(26,555)

Income (loss) before income taxes	(77,745)	117
Income tax benefit	36,689	11,751

Net income (loss)	$(41,056)	$11,868

Earnings (loss) per share:
Basic	$(0.63)	$0.22
Diluted	$(0.63)	$0.22
Weighted average shares outstanding:
Basic	65,037	53,344
Diluted	65,037	53,601
Dividends declared per share	$0.25	$0.44

U.S. SILICA HOLDINGS, INC.

CONSOLIDATED BALANCE SHEETS

	December 31,
	2016	2015
	(in thousands)
ASSETS
Current Assets:
Cash and cash equivalents	$711,225	$277,077
Short-term investments	—	21,849
Accounts receivable, net	89,006	58,706
Inventories, net	78,709	65,004
Prepaid expenses and other current assets	12,323	9,921
Income tax deposits	1,682	6,583

Total current assets	892,945	439,140

Property, plant and mine development, net	783,313	561,196
Goodwill	240,975	68,647
Trade names	32,318	14,474
Intellectual property	57,270	—
Customer relationships, net	50,890	6,453
Other assets	15,509	18,709

Total assets	$2,073,220	$1,108,619

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	70,778	49,631
Dividends payable	5,221	3,453
Accrued liabilities	13,034	11,708
Accrued interest	169	58
Current portion of long-term debt	4,821	3,330
Current portion of capital leases	2,237	—
Current portion of deferred revenue	13,700	15,738

Total current liabilities	109,960	83,918

Long-term debt	508,417	488,375
Liability for pension and other post-retirement benefits	56,746	55,893
Deferred revenue	58,090	59,676
Deferred income taxes, net	50,075	19,513
Obligations under capital lease	717	—
Other long-term obligations	15,925	17,077

Total liabilities	799,930	724,452

Stockholders’ Equity:
Preferred stock	—	—
Common stock	811	539
Additional paid-in capital	1,129,051	194,670
Retained earnings	163,173	220,974
Treasury stock, at cost	(3,869)	(15,845)
Accumulated other comprehensive loss	(15,876)	(16,171)

Total stockholders’ equity	1,273,290	384,167

Total liabilities and stockholders’ equity	$2,073,220	$1,108,619

Non-GAAP Financial Measures

Segment Contribution Margin

Segment contribution margin is a key metric that management uses to evaluate our operating performance and to determine resource allocation between segments. Segment contribution margin excludes certain corporate costs not associated with the operations of the segment. These unallocated costs include costs related to corporate functional areas such as sales, production and engineering, corporate purchasing, accounting, treasury, information technology, legal and human resources.

The following tables set forth a reconciliation of net income (loss), the most directly comparable GAAP financial measure, to segment contribution margin.

	For the Three Months Ended
	December 31, 2016	September 30, 2016	December 31, 2015
	(in thousands)
Sales:
Oil & Gas Proppants	$136,977	$86,782	$88,842
Industrial & Specialty Products	45,396	50,966	47,270

Total sales	182,373	137,748	136,112
Segment contribution margin:
Oil & Gas Proppants	18,486	(1,897)	6,956
Industrial & Specialty Products	19,021	21,587	15,184

Total segment contribution margin	37,507	19,690	22,140
Operating activities excluded from segment cost of goods sold	(3,545)	(1,368)	(2,642)
Selling, general and administrative	(19,167)	(18,472)	(15,682)
Depreciation, depletion and amortization	(21,194)	(17,175)	(16,378)
Interest expense	(7,998)	(6,684)	(6,835)
Other income (expense), net, including interest income	867	493	(90)
Income tax benefit	6,588	12,177	4,167

Net loss	$(6,942)	$(11,339)	$(15,320)

	Year Ended December 31,
	2016	2015
	(in thousands)
Sales:
Oil & Gas Proppants	$362,550	$430,435
Industrial & Specialty Products	197,075	212,554

Total sales	559,625	642,989
Segment contribution margin:
Oil & Gas Proppants	11,445	88,928
Industrial & Specialty Products	78,988	70,137

Total segment contribution margin	90,433	159,065
Operating activities excluded from segment cost of goods sold	(8,103)	(11,142)
Selling, general and administrative	(67,727)	(62,777)
Depreciation, depletion and amortization	(68,134)	(58,474)
Interest expense	(27,972)	(27,283)
Other income, net, including interest income	3,758	728
Income tax benefit	36,689	11,751

Net income (loss)	$(41,056)	$11,868

Adjusted EBITDA

Adjusted EBITDA is not a measure of our financial performance or liquidity under GAAP and should not be considered as an alternative to net income as a measure of operating performance, cash flows from operating activities as a measure of liquidity or any other performance measure derived in accordance with GAAP. Additionally, Adjusted EBITDA is not intended to be a measure of free cash flow for management’s discretionary use, as it does not consider certain cash requirements such as interest payments, tax payments and debt service requirements. Adjusted EBITDA contains certain other limitations, including the failure to reflect our cash expenditures, cash requirements for working capital needs and cash costs to replace assets being depreciated and amortized, and excludes certain non-recurring charges that may recur in the future. Management compensates for these limitations by relying primarily on our GAAP results and by using Adjusted EBITDA only supplementally. Our measure of Adjusted EBITDA is not necessarily comparable to other similarly titled captions of other companies due to potential inconsistencies in the methods of calculation.

The following tables set forth a reconciliation of net income (loss), the most directly comparable GAAP financial measure, to Adjusted EBITDA.

	Three Months Ended
	December 31, 2016	September 30, 2016	December 31, 2015
	(in thousands)
Net loss	$(6,942)	$(11,339)	$(15,320)
Total interest expense, net of interest income	7,048	6,211	6,617
Provision for taxes	(6,588)	(12,177)	(4,167)
Total depreciation, depletion and amortization expenses	21,194	17,175	16,378

EBITDA	14,712	(130)	3,508
Non-cash incentive compensation (1)	3,032	3,720	2,033
Post-employment expenses (excluding service costs) (2)	260	(184)	834
Business development related expenses (3)	2,571	4,667	2,358
Other adjustments allowable under our existing credit agreement (4)	96	185	2,044

Adjusted EBITDA	$20,671	$8,258	$10,777

(1)	Reflects equity-based compensation expense.
(2)	Includes net pension cost and net post-retirement cost relating to pension and other post-retirement benefit obligations during the applicable period, but in each case excluding the service cost relating to benefits earned during such period. See Note P - Pension and Post-retirement Benefits to our Financial Statements in Part II, Item 8 of this Annual Report on Form 10-K.
(3)	Reflects expenses related to business development activities in connection with our growth and expansion initiatives, including acquisition-related costs for our NBI Acquisition and Sandbox Acquisition completed in August 2016.
(4)	Reflects miscellaneous adjustments permitted under our existing credit agreement, including such items as restructuring costs for actions that will provide future cost savings. Restructuring costs were $0.2 million and $2.1 million, respectively, for the three months ended December 31, 2016 and 2015.

	Year Ended December 31,
	2016	2015
	(in thousands)
Net income (loss)	$(41,056)	$11,868
Total interest expense, net of interest income	25,779	26,578
Provision for taxes	(36,689)	(11,751)
Total depreciation, depletion and amortization expenses	68,134	58,474

EBITDA	16,168	85,169
Non-cash incentive compensation (1)	12,107	3,857
Post-employment expenses (excluding service costs) (2)	1,040	3,335
Business development related expenses (3)	8,206	10,701
Other adjustments allowable under our existing credit agreements (4)	2,033	6,446

Adjusted EBITDA	$39,554	$109,508

(1)	Reflects equity-based compensation expense.
(2)	Includes net pension cost and net post-retirement cost relating to pension and other post-retirement benefit obligations during the applicable period, but in each case excluding the service cost relating to benefits earned during such period. See Note P - Pension and Post-retirement Benefits to our Financial Statements in Part II, Item 8 of this Annual Report on Form 10-K.
(3)	Reflects expenses related to business development activities in connection with our growth and expansion initiatives, including acquisition-related costs for our NBI Acquisition and Sandbox Acquisition completed in August 2016.
(4)	Reflects miscellaneous adjustments permitted under our existing credit agreement, including such items as restructuring costs for actions that will provide future cost savings. Restructuring costs were $3.5 million and $4.8 million, respectively, for the years ended December 31, 2016 and 2015. The year ended December 31, 2016 amount includes a gain on insurance settlement of $1.5 million.

Investor Contact:

Michael Lawson

Vice President of Investor Relations and Corporate Communications

(301) 682-0304

lawsonm@USSilica.com

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